For Further Information:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, California 93101
www.bigdogs.com
www.thewalkingcompany.com
------------------------
CONTACT:
Laura Russell
Investor Information
(805) 963-8727, ext. 1360
laurar@bigdogs.com
------------------

For Immediate Release:
May 5, 2005

      Big Dog Holdings, Inc. Announces First Quarter 2005 Financial Results

Santa Barbara,  California - May 5, 2005...Big Dog Holdings, Inc.
(NASDAQ:BDOG; www.bigdogs.com; www.thewalkingcompany.com), a developer and retailer of branded, lifestyle consumer products, today reported the financial results for the first quarter ended March 31, 2005.

For the quarter ended March 31, 2005, consolidated net sales were $31,345,000, a 43% increase, as compared with $21,880,000 in the first quarter 2004. Our consolidated net sales increased primarily due to the addition of $10,608,000 of revenue from The Walking Company ("TWC") business which was acquired on March 3, 2004. The Company had a total of 254 stores opened (180 Big Dog stores and 74 TWC stores) at the end of the period, as compared with 263 stores opened on March 31, 2004 (191 Big Dog stores and 72 TWC stores.) Comparable retail store sales increased 4.4% for the quarter (5.6% decline for the Big Dogs chain and 14.8% increase for TWC chain.) Total consolidated gross profit for the quarter increased to 51.8% of net sales or $16,227,000 as compared with 51.3% of net sales or $11,221,000 in the first quarter 2004.
The overall dollar increase in consolidated gross profit is primarily the result of contributions from our new TWC chain as well as higher percentage margin contribution from both the Big Dogs and TWC chains.

Andrew Feshbach, Chief Executive Officer, stated, "Our TWC business experienced solid operating results in the first quarter, as reflected in strong positive comparative store sales increase and merchandise margin growth. The increase in The Walking Company comparable store sales is primarily related to improved inventory levels and merchandise selection at the TWC stores since the Company purchased The Walking Company out of bankruptcy in March 2004. At Big Dogs, we continue to move toward a business model which emphasizes our graphic strength and less reliance on promotional pricing. Similar sales trends for both TWC and Big Dogs have continued into the second quarter."

Consolidated operating expenses in the first quarter 2005 were $20,010,000 or 63.8% of sales compared to $15,928,000 or 72.8% in 2004. The dollar increase in consolidated operating expenses primarily relates to the TWC acquisition, while the decrease in such expenses as a percentage of sales is attributable to leveraging these expenses over a larger revenue base in addition to efficiencies created as a result of the TWC acquisition. The consolidated net loss per share for the first quarter 2005 decreased to $.26 per share, as compared with a consolidated net loss of $.36 per share for the first quarter 2004 primarily due to a lower net loss for the quarter, and additional shares outstanding as of quarter end.
..
Commenting on the financial results, Andrew Feshbach, Chief Executive Officer, stated, "We are pleased with the operating efficiencies and leverage we experienced in the first quarter of this year. At this time, most of the opportunities for improved efficiencies from the acquisition of TWC have been achieved."

Big Dog Holdings, Inc. consists of Big Dogs and The Walking Company. Big Dogs develops, markets and retails a branded, lifestyle collection of unique, high-quality, popular-priced consumer products, including activewear, casual sportswear, accessories and gifts. The BIG DOGS(R) brand image is one of quality, value and fun. The BIG DOGS(R) brand is designed to appeal to people of all ages and demographics, particularly baby boomers and their kids, big and tall customers, and pet owners. In addition to its 180 retail stores, Big Dogs markets its products through its catalogs, corporate sales accounts and Internet sales. The Walking Company is a leading independent specialty retailer of high quality, technically designed comfort walk wear and accessories that features premium brands such as ECCO, Mephisto, Dansko, Birkenstock and Merrell among many others. These products have particular appeal to one of the largest and most rapidly growing demographics in the nation. The Walking Company operates 74 stores in premium malls across the nation.

Safe Harbor Statement Under the Private Securities Litigation Act 1995- With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future sales and other results of the Company could differ significantly from those statements. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.

                                 BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS (Unaudited)


                                                                                March 31,
                                                                -------------------------------------------
                                                                       2005                    2004
                                                                --------------------    -------------------
                                                  ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                  $       427,000         $   1,251,000
      Receivables, net                                                   555,000               413,000
      Inventories                                                     51,918,000            41,776,000
      Prepaid expenses and other current assets                        1,480,000             1,280,000
      Deferred income taxes                                            4,119,000             2,604,000
                                                                --------------------    -------------------
            Total current assets                                      58,499,000            47,324,000
PROPERTY AND EQUIPMENT, Net                                            9,357,000            10,653,000
INTANGIBLE ASSETS, Net                                                   172,000               214,000
DEFERRED INCOME TAXES                                                    366,000             1,053,000
OTHER ASSETS                                                             358,000               433,000
                                                                --------------------    -------------------
        TOTAL                                                    $    68,752,000         $  59,677,000
                                                                ====================    ===================

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Short-term borrowings                                      $     8,811,000          $   8,840,000
      Redeemable convertible notes                                          -                 4,992,000
      Current portion of long-term debt                                  247,000                164,000
      Accounts payable                                                12,628,000              7,270,000
      Income taxes payable                                                  -                    38,000
      Accrued expenses and other current liabilities                   4,977,000              5,628,000
                                                                --------------------    -------------------
            Total current liabilities                                 26,663,000             26,932,000
NOTE PAYABLE                                                             265,000                487,000
CAPITAL LEASE OBLIGATIONS                                                209,000                139,000
DEFERRED RENT AND LEASE INCENTIVES                                     1,240,000                597,000
DEFERRED GAIN ON SALE-LEASEBACK                                          235,000                288,000
                                                                --------------------    -------------------
        Total liabilities                                             28,612,000              8,443,000
STOCKHOLDERS' EQUITY                                                  40,140,000             31,234,000
                                                                --------------------    -------------------
        TOTAL                                                    $    68,752,000           $ 59,677,000
                                                                ====================    ===================

                         BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                ------------------------------------------
                                                       2005                   2004
                                                -------------------     ------------------

NET SALES                                        $   31,345,000          $   21,880,000
COST OF GOODS SOLD                                   15,118,000              10,659,000
                                                -------------------     ------------------
GROSS PROFIT                                         16,227,000              11,221,000
                                                -------------------     ------------------
OPERATING EXPENSES:
      Selling, marketing and distribution            18,267,000              14,131,000
      General and administrative                      1,743,000               1,797,000
                                                -------------------     ------------------
            Total operating expenses                 20,010,000              15,928,000
                                                -------------------     ------------------
LOSS FROM OPERATIONS                                 (3,783,000)             (4,707,000)
INTEREST INCOME                                          40,000                   7,000
INTEREST EXPENSE                                       (151,000)               (132,000)
                                                -------------------     ------------------
LOSS BEFORE BENEFIT FROM
         INCOME TAXES                                (3,894,000)             (4,832,000)
BENEFIT FROM INCOME TAXES                            (1,480,000)             (1,836,000)
                                                -------------------     ------------------
NET LOSS                                         $   (2,414,000)         $   (2,996,000)
                                                ===================     ==================
NET LOSS PER SHARE
         BASIC                                  $         (0.26)         $        (0.36)
                                                ===================     ==================
         DILUTED                                 $        (0.26)         $        (0.36)
                                                ===================     ==================

WEIGHTED AVERAGE SHARES OUTSTANDING:

         BASIC                                        9,180,000               8,244,000
                                                ===================     ==================
         DILUTED                                      9,180,000               8,244,000
                                                ===================     ==================